SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ULTRAK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11(c)(2).

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a press release issued by Ultrak, Inc. on December 11, 2002:

Ultrak Announces Filing of Supplement to Proxy Statement

Lewisville, Texas—December 11, 2002—Ultrak, Inc. (NASDAQ: ULTK) announced today that it filed a Supplement, dated December 6, 2002, to its Proxy Statement for the December 20, 2002 special meeting of stockholders at which, among other things, the sale of certain assets by Ultrak to Honeywell will be submitted for stockholder approval. The Supplement discloses that Ultrak has entered into a license agreement with Lectrolarm Custom Systems, Inc. in order to satisfy a closing condition of the proposed sale of Ultrak's CCTV business to Honeywell. The license with Lectrolarm requires periodic royalty payments, and, in order to cover a portion of those amounts, Ultrak has agreed to increase the portion of the purchase price that will be retained by Honeywell by $2,215,000 to $7,615,000. Honeywell and Ultrak have amended the Asset Purchase Agreement to reflect, among other things, the increased holdback in respect of the Lectrolarm license.

The original Asset Purchase Agreement between Honeywell and Ultrak required Ultrak to deliver to Honeywell a legal non-infringement opinion satisfactory to Honeywell with respect to a patent held by Lectrolarm. Honeywell deemed Ultrak's non-infringement opinion unsatisfactory due to an ongoing patent infringement suit brought by Lectrolarm that raises issues as to Ultrak's use of the patent that is covered by the non-infringement opinion. In order to satisfy this closing condition, Ultrak entered into a license agreement with Lectrolarm that grants to Ultrak a license from Lectrolarm to manufacture and sell Ultrak's products that fall within one or more claims of the patent. This license will be assigned to Honeywell upon the consummation of the CCTV business acquisition.

The license with Lectrolarm requires the payment of periodic royalty payments, and Honeywell and Ultrak have agreed that Ultrak will be responsible for $2,215,000 of the initial royalty payments. In order to cover this amount, Ultrak has agreed to increase the portion of the purchase price to be retained by Honeywell, and Honeywell has agreed to make periodic royalty payments to Lectrolarm from the retained amount. Any portion of the retained amount not disbursed by Honeywell, plus accrued interest, will be paid by Honeywell to Ultrak following the expiration or termination of the Lectrolarm license. An amendment to the Asset Purchase Agreement entered into by Ultrak and Honeywell documents the increase in the holdback as well as the waiver or amendment by Honeywell of certain other conditions to closing.

Ultrak's Board of Directors has carefully reviewed and considered the terms of the Lectrolarm license agreement and the amendment to the Asset Purchase Agreement as well as the proposed asset sale to Honeywell. Based on its review, the Board has unanimously determined that the Lectrolarm license agreement, the amendment and the asset sale to Honeywell are fair to, and in the best interests of, Ultrak and its stockholders and continues to unanimously recommend that stockholders vote for the proposed transaction with Honeywell and the name change.

All stockholders voting in connection with the special meeting should note that any votes previously cast in favor of the matters to be voted upon at the special meeting will not be counted. In order to vote in favor of such matters, the Revised Proxy Card sent with the Supplement must be completed, signed, dated and returned to Ultrak in the matter permitted by the Proxy Statement or a telephone vote needs to be submitted in accordance with the Proxy Statement. If a stockholder has already voted against the matters to be voted on at the special meeting and does not wish to change his or her vote, such stockholder does not have to return the Revised Proxy Card or vote by telephone. If a stockholder has not already done so and wishes to vote against such matters, the Revised Proxy Card must be completed, signed, dated and returned to Ultrak in the matter permitted by the Proxy Statement or a telephone vote needs to be submitted in accordance with the Proxy Statement.

For the past 15 years, Ultrak has established a position as a leading supplier of integrated security and surveillance and audio systems globally. Ultrak continues to provide comprehensive, end-to-end solutions to meet and exceed the needs of a number of government, transportation, gaming, financial, correctional, educational, retail, manufacturing, medical and corporate enterprises. With headquarters located in Lewisville, Texas, Ultrak provides access control, digital video, CCTV, intercom and central station monitoring solutions through a global network of dealers and distributors servicing North and South America, Europe, Africa, Asia and Australia. Visit www.ultrak.com or call (800) 796-2288 for further details on Ultrak's complete line of integrated security solutions and products, and to locate a dealer/distributor near you.

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.

Contact:

  Ultrak, Inc., Lewisville
  David Hugh Paul, 972/353-6642
  david.paul@ultrak.com

ADDITIONAL INFORMATION

This release may be deemed to be solicitation material in respect of the proposed sale of certain of Ultrak, Inc.'s ("Ultrak") assets to Honeywell International Inc. ("Honeywell"). On November 27, 2002, Ultrak filed a definitive proxy statement (the "Proxy Statement") with the SEC. The Proxy Statement was first mailed to Ultrak stockholders on or about November 29, 2002. On December 6, 2002, Ultrak filed as additional definitive soliciting materials a supplement to the Proxy Statement (the "Supplement"). The Supplement was first mailed to Ultrak stockholders on or about December 9, 2002. Investors and stockholders of Ultrak are urged to read the Proxy Statement and Supplement because they contain important information about Ultrak and the proposed asset sale to Honeywell. Investors and stockholders may obtain a free copy of the Proxy Statement and Supplement and all of Ultrak's annual, quarterly and special reports at the SEC's web site at WWW.SEC.GOV. A free copy of the Proxy Statement and Supplement and all of Ultrak's annual, quarterly and special reports may also be obtained from Ultrak by directing a request to Investor Relations at 972-353-6642.

Ultrak and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Ultrak's stockholders in favor of the proposed asset sale to Honeywell. Information regarding the security ownership and other interests of Ultrak's executive officers and directors is included in the Proxy Statement.